Exhibit 99.1

Media Contacts:

Robert G. Rouse, Executive Vice President and Chief Operating Officer

Jerome Kapelus, Senior Vice President, Strategy and Business Development

(631) 962-7000

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES

RESULTS FOR THE THIRD QUARTER OF FISCAL 2007

Melville, New York – June 6, 2007 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended April 30, 2007. Net sales for the third quarter of fiscal 2007 were $119.4 million compared to $89.0 million for the third quarter of fiscal 2006, reflecting growth in the telecommunications transmission and mobile data communications segments, partially offset by lower sales, as anticipated, in the RF microwave amplifiers segment.

GAAP net income was $19.1 million, or $0.71 per diluted share, for the three months ended April 30, 2007 compared to $8.7 million, or $0.33 per diluted share, for the three months ended April 30, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $20.5 million, or $0.75 per diluted share, for the three months ended April 30, 2007 as compared to Non-GAAP net income of $9.7 million, or $0.37 per diluted share, for the three months ended April 30, 2006.

Net sales for the nine months ended April 30, 2007 were $327.9 million, compared to $291.3 million for the nine months ended April 30, 2006. GAAP net income was $48.1 million, or $1.80 per diluted share, for the nine months ended April 30, 2007 compared to $33.5 million, or $1.27 per diluted share, for the nine months ended April 30, 2006. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $51.8 million, or $1.90 per diluted share, for the nine months ended April 30, 2007 as compared to Non-GAAP net income of $36.7 million, or $1.38 per diluted share, for the nine months ended April 30, 2006.

In commenting on the Company’s performance during the third quarter of fiscal 2007, Fred Kornberg, President and Chief Executive Officer, noted, “The third quarter was yet another strong showing in a sustained period of outstanding performance by Comtech. Virtually all of our growth has been organic and driven by our significant investments in technology and research and development which have translated into well-entrenched leadership positions in high growth markets and participation in high growth programs.”

Mr. Kornberg concluded, “Anchored by our strong performance during the first nine months, fiscal 2007 is expected to be another record year for us, on the top and bottom lines, by a wide margin. We are excited about the many large growth opportunities we see as we look to fiscal 2008 and beyond.”

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Selected Third Quarter Fiscal 2007 Financial Metrics and Other Items

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Bookings for the three and nine months ended April 30, 2007 were $68.9 million and $294.9 million, respectively, compared to $76.3 million and $276.3 million for the three and nine months ended April 30, 2006, respectively. Backlog as of April 30, 2007 was $153.0 million compared to $203.5 million as of January 31, 2007 and $186.0 million as of July 31, 2006.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $28.7 million and $75.3 million for the three and nine months ended April 30, 2007, respectively, versus $15.6 million and $58.0 million for the three and nine months ended April 30, 2006, respectively.

•

Cash provided by operating activities for the first nine months of fiscal 2007 was $65.4 million compared to $9.3 million for the first nine months of fiscal 2006, reflecting an increase in net income and cash collected from customers (including advanced payments received), partially offset by the timing of payments for accounts payable and a decrease in deferred service revenue.

•

In our mobile data communications segment, during the three months ended April 30, 2007, we increased the estimated gross profit at completion on the MTS contract, which resulted in an increase to net sales and operating income of $4.6 million and $3.9 million, respectively. This adjustment is more fully described in our Form 10-Q filed earlier today.

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Our effective tax rate of 29.0% in the third quarter of fiscal 2007 reflects (i) the passage of legislation, in fiscal 2007, extending the Federal research and experimentation credit; (ii) the approval by our stockholders of an amendment to the 2000 Stock Incentive Plan (the “Plan”) which will permit us to claim tax deductions for cash awards anticipated to be paid under the Plan without limitation under §162(m) of the Internal Revenue Code, (iii) a $1.0 million reduction of income tax reserves that we determined were no longer needed due to the expiration of applicable statutes of limitations, and (iv) $0.6 million of tax benefits primarily associated with an adjustment relating to the differences between the estimates used in the computation of the fiscal 2006 income tax provision and the actual amounts reported in the fiscal 2006 income tax returns. We estimate that our effective tax rate for fiscal 2007, excluding adjustments, will approximate 35.0%.

•

Amortization of stock-based compensation expense for the three months ended April 30, 2007 and 2006 was $1.9 million and $1.4 million, respectively. Amortization of stock-based compensation expense for the nine months ended April 30, 2007 and 2006 was $5.3 million and $4.2 million, respectively.

Conference Call

The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 7, 2007. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 896-8445 (domestic) or (785) 830-1916 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-0868. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

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About Comtech

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2007	2006	2007	2006

Net sales	$119,417,000	88,997,000	327,870,000	291,305,000
Cost of sales	67,842,000	54,784,000	187,070,000	175,797,000
Gross profit	51,575,000	34,213,000	140,800,000	115,508,000

Expenses:
Selling, general and administrative	18,626,000	15,413,000	53,470,000	47,270,000
Research and development	8,050,000	6,136,000	22,823,000	18,892,000
Amortization of intangibles	700,000	597,000	2,028,000	1,796,000
	27,376,000	22,146,000	78,321,000	67,958,000

Operating income	24,199,000	12,067,000	62,479,000	47,550,000

Other expense (income):
Interest expense	685,000	671,000	2,052,000	2,017,000
Interest income and other	(3,415,000)	(2,457,000)	(9,905,000)	(6,404,000)

Income before provision for income taxes	26,929,000	13,853,000	70,332,000	51,937,000
Provision for income taxes	7,801,000	5,131,000	22,206,000	18,447,000
Net income	$19,128,000	8,722,000	48,126,000	33,490,000

Net income per share:
Basic	$0.83	0.38	2.09	1.47
Diluted	$0.71	0.33	1.80	1.27

Weighted average number of common shares outstanding – basic	23,157,000	22,795,000	23,067,000	22,727,000

Weighted average number of common and common equivalent shares outstanding assuming dilution – diluted	27,552,000	27,275,000	27,478,000	27,336,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	April 30, 2007	July 31, 2006
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$310,975,000	251,587,000
Restricted cash	—	1,003,000
Accounts receivable, net	64,494,000	70,047,000
Inventories, net	64,304,000	61,043,000
Prepaid expenses and other current assets	7,408,000	7,178,000
Deferred tax asset – current	8,756,000	7,591,000
Total current assets	455,937,000	398,449,000

Property, plant and equipment, net	26,846,000	24,732,000
Goodwill	24,387,000	22,244,000
Intangibles with finite lives, net	6,168,000	6,855,000
Deferred financing costs, net	2,040,000	2,449,000
Other assets, net	448,000	537,000
Total assets	$515,826,000	455,266,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,213,000	28,337,000
Accrued expenses and other current liabilities	43,846,000	41,230,000
Customer advances and deposits	19,610,000	3,544,000
Deferred service revenue	2,453,000	9,896,000
Current installments of other obligations	132,000	154,000
Interest payable	525,000	1,050,000
Income taxes payable	4,938,000	5,252,000
Total current liabilities	90,717,000	89,463,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	143,000	243,000
Deferred tax liability – non-current	6,533,000	6,318,000
Total liabilities	202,393,000	201,024,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 23,391,023 shares and 23,052,593 shares at April 30, 2007 and July 31, 2006, respectively	2,339,000	2,305,000
Additional paid-in capital	150,518,000	139,487,000
Retained earnings	160,761,000	112,635,000
	313,618,000	254,427,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)
Total stockholders’ equity	313,433,000	254,242,000
Total liabilities and stockholders’ equity	$515,826,000	455,266,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended April 30,		Nine Months Ended April 30,
	2007	2006	2007	2006
Reconciliation of Non-GAAP Net Income To GAAP Net Income(1):
Non-GAAP net income	$20,494,000	9,749,000	51,765,000	36,726,000
Amortization of stock-based compensation	(1,946,000)	(1,378,000)	(5,293,000)	(4,212,000)
Tax effect of stock-based compensation expense	580,000	351,000	1,654,000	976,000
GAAP net income	$19,128,000	8,722,000	48,126,000	33,490,000

Reconciliation of Non-GAAP Diluted Earnings Per Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.75	0.37	1.90	1.38
Amortization of stock-based compensation	(0.06)	(0.05)	(0.16)	(0.15)
Tax effect of stock-based compensation expense	0.02	0.01	0.06	0.04
GAAP diluted earnings per share	$0.71	0.33	1.80	1.27

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$19,128,000	8,722,000	48,126,000	33,490,000
Income taxes	7,801,000	5,131,000	22,206,000	18,447,000
Net interest income and other	(2,730,000)	(1,786,000)	(7,853,000)	(4,387,000)
Amortization of stock-based compensation	1,946,000	1,378,000	5,293,000	4,212,000
Depreciation and amortization	2,601,000	2,190,000	7,487,000	6,264,000
EBITDA	$28,746,000	15,635,000	75,259,000	58,026,000

(1)

Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)

Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL

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